EXHIBIT 10.24
AGREEMENT OF LEASE ENTERED INTO IN THE CITY OF MONTREAL, IN THE PROVINCE OF QUEBEC ON [CLOSING DATE], TWO THOUSAND AND SEVEN (2007) (the “Lease”)

BETWEEN:	HARRIS CANADA, INC., a legal person, constituted according to laws, having its head office and principal place of business at •, in the City of •, Province of •, [postal code], herein acting through and represented by •, its representative, duly authorized as he so declares,

(Hereinafter referred as the “Landlord”)

AND:	HARRIS STRATEX NETWORKS CANADA ULC, a legal person, constituted according to laws, having its head office and principal place of business at •, in the City of •, Province of •, [postal code], herein acting through and represented by •, its representative, duly authorized as he so declares,

(Hereinafter referred as the “Tenant”)
WHEREAS the Landlord owns by good and valid titles all the machinery, equipment and other assets shown in the Landlord’s Hyperion account number 857000, including the machinery, equipment and other assets described in Schedule A hereto (the “Leased Assets”);
WHEREAS the Tenant wishes to lease the Leased Assets from the Landlord;
THE PARTIES agree to the present agreement to lease.
1. DESCRIPTION OF LEASED ASSETS
1.1 The Landlord in consideration of the rent, covenants and agreements hereafter contained on the part of the Tenant to be paid, kept and performed, hereby leases to the Tenant and the Tenant does hereby lease from the Landlord the Leased Assets.
1.2 The Tenant represents that it has examined and viewed the Leased Assets and declares being satisfied therewith and accepts same in their present condition.
1.3 The Landlord represents and warrants to the Tenant that it owns the Leased Assets by good and valid titles.
2. LOCATION OF LEASED ASSETS
The Leased Assets are located at 3 Hôtel de Ville, Borough of Dollard des Ormeaux, City of Montreal, Province of Quebec H9B 3G4, which immovable belongs to MFC Insurance Company Limited by virtue of a deed of transfer from The Maritime Life Assurance Company dated December 21, 2004 and registered in the land registry office of Montreal on December 29, 2004 under number 11986204 (the "Property”).
3. USE OF LEASED ASSETS
The Leased Assets shall be used solely for the purpose of Tenant’s manufacturing and research and for no other purpose.
4. TERM OF THE LEASE
4.1 The term of this Lease shall be for a period of five (5) years and shall commence on [Closing Date] and terminate on the • day of [January] 2012, unless sooner terminated under

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the provisions hereof including those of Clause 20 hereof entitled “Option to Purchase”. If, at the termination of the Lease in respect of all the Leased Assets, the sum of (a) the aggregate rental payments made or due and payable by the Tenant, plus (b) the aggregate option price, if any, paid by the Tenant (excluding any additional option price paid in respect of Disposed Leased Assets) (such sum, the “Aggregate Payment Amount”), exceeds $7,313,000 (USD) (i.e., one hundred and three percent (103%) of $7,100,000 (USD)), the Landlord shall pay the difference between the Aggregate Payment Amount and $7,313,000 (USD) to the Tenant no later than five business days following such termination. If, at the termination of the Lease in respect of all Leased Assets, the Aggregate Payment Amount made or due and payable by the Tenant are less than $7,313,000 (USD), the Tenant shall pay the difference between the Aggregate Payment Amount and $7,313,000 (USD) to the Landlord no later than five business days following such termination. Any currency conversions necessary to determine the amount owed pursuant to this Clause 4 shall be reasonably determined by the parties using the relevant prevailing exchange rate applicable at the time of each underlying payment.
4.2 Subject to Clause 20 of this Lease, this Lease shall terminate ipso facto and without notice or demand on the date stated in this Clause 4 and any continued use of the Leased Assets shall not have the effect of extending the term or of renewing the present Lease for any period of time, the whole notwithstanding any provisions of law and the Tenant shall be presumed to use the Leased Assets against the will of the Landlord who shall thereupon be entitled to make use of any and all remedies provided by law for the expulsion of the Tenant and for damages, provided, however, that the Landlord shall have the right at its option in the event of such continued use/utilization by the Tenant to give to the Tenant at any time written notice that the Tenant may continue to use/utilize the Leased Assets under a tenancy from month to month in consideration of a rental equal to that provided in Clause 5 hereof plus fifty per cent (50%) thereof plus all other sums payable as additional rental hereunder, payable monthly and in advance and otherwise under the same terms and conditions as are herein set forth.
5. RENT
5.1 The Tenant covenants and agrees to pay to the Landlord for each financial year of the Landlord during the term of this Lease, in lawful money of Canada without deduction, abatement, counter-claim, compensation, or set off, the sum of rent for renting the Leased Assets equal to one hundred and three percent (103%) of the Landlord’s annual depreciation of the Leased Assets determined in accordance with the US GAAP for the corresponding year, plus applicable taxes. Such rents shall be payable quarterly in advance, commencing on the date hereof and thereafter on the first business day of each following quarter during for the term of this Lease.
6. TENANT’S TAXES
6.1 The Tenant will during the term of this Lease pay and discharge all license fees, public utility charges, water taxes, surtaxes, sewer rates, business taxes and other charges, that may be levied and/or charged against the Leased Assets and every tax, surtax, assessment and license fee in respect of any business carried on with respect to any of the Leased Assets by the Tenant (and any of its assignees or subtenants) whether such license fees, charges, rates, assessments, taxes and/or surtaxes are levied and/or charged by a municipal, parliamentary, school or any other body of competent jurisdiction and will indemnify the Landlord from payment of all costs, charges and expenses occasioned by such license fees, charges, rates, assessments, taxes and surtaxes.
6.2 The Tenant shall be liable for and pay to the Landlord an amount equal to any and all goods and service taxes, sales taxes, value added taxes, business transfer taxes, or any other taxes imposed on the Landlord with respect to any rent or any other sums payable by the Tenant to the Landlord.
6.3 All newly implemented taxes, rates and assessments which result from the abolition, replacement of or addition to the Tenant’s taxes and other charges or taxes mentioned in this Clause 6 shall be paid by the Tenant whether or not such taxes, rates, assessments and/or charges, surtaxes are levied and/or charged to the Landlord.
6.4 Should any law or regulation of any competent authority decree that the Landlord must pay a certain tax normally paid by the Tenant, or should the method of collection of certain taxes be altered to render the Landlord responsible rather than the Tenant, then the Tenant shall reimburse the Landlord for any sum claimed from the Landlord by the competent authorities.
6.5 Notwithstanding the foregoing provisions of this Clause 6, as between the Tenant and the Landlord, the Tenant shall not be responsible for bearing any incremental net tax expense in respect of the Leased Assets in excess of the net tax expense the Tenant would have incurred had the Tenant owned the Leased Assets commencing as of the commencement date of this Lease, and the Landlord shall reimburse the Tenant for any such excess net tax expense.

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Any such new tax, assessment or levy shall be paid by the Tenant whether or not such taxes, assessments, levies and/or charges are levied and/or charged to the Landlord.
7. TENANT’S INSURANCE
7.1 The Tenant covenants that nothing will be done or omitted by the Tenant whereby any insurance policy may be canceled or the Leased Assets rendered uninsurable.
7.2 The Tenant shall, at its own expense, during the term of this Lease, take out and keep in force comprehensive public liability and property damage insurance for the mutual benefit of the Landlord and the Tenant against all claims for personal injury, death, or property damage no matter how occurring about the Leased Assets to a limit, per any one occurrence or claim, not less than the limit, per any one occurrence or claim, under Landlord’s comparable insurance policy covering the Leased Assets in effect prior to the commencement of the term of the Lease.
7.3 The Tenant renounces any claim to any indemnity or diminution of rent for such damages to or loss, theft, or destruction of Tenant’s property. If any portion of the Leased Assets is damaged or destroyed as a result of a break-in attempt in the Property, the Tenant’s insurance policies shall be called in to cover Landlord’s claim and the Tenant to be responsible for any deductible.
7.4 Certificates of such insurance shall be delivered to the Landlord as well as evidence of renewal or replacement if any at least thirty (30) days prior to the date fixed for cancellation or expiration of any policies. The Tenant shall not alter this policy through any endorsement without the prior written consent of the Landlord. Failing so the Landlord may, if it chooses, without any demand, notice or advice whatsoever, renew or replace such policy or policies at the Tenant’s expense without any prejudice to any other rights and recourses of the Landlord herein or by law provided, through any insurance broker or insurance company of its choice.
7.5 Such insurance shall be contracted with insurers and in conformity with terms satisfactory to the Landlord and pursuant to which the Landlord shall be designated as an additional insured on the general liability insurance policy.
7.6 The Tenant hereby agrees and understands that the placing of such insurance shall in no way relieve the Tenant from any obligation assumed under this Lease.
7.7 The Tenant shall obtain from the insurers under such policies, undertakings to notify the Landlord in writing at least thirty (30) days prior to any cancellation or expiration thereof. Should the Tenant fail to contract or maintain the insurance required by the present Lease, or should the Tenant fail to provide the insurance certificates to the Landlord, the Landlord may after providing Tenant notice of deficiency and ten (10) days to correct same, from time to time, contract insurance policies, for the Tenant’s or for its own benefit or for both their benefits, for a period which the Landlord deems appropriate; all premiums paid by the Landlord may be recovered from the Tenant, on demand, as additional rent.
8. TENANT’S MAINTENANCE AND REPAIRS
8.1 The Tenant at its own expense, shall use, maintain and keep the Leased Assets in such good order and condition, as they would be kept by a careful owner, and shall promptly make all needed repairs and replacements to the Leased Assets which a careful owner would make, subject to wear and tear. The Tenant will use the Leased Assets with prudence and diligence and will keep the Leased Assets and all improvements thereon in the same or better condition than as on the date hereof, normal wear and tear excepted.
8.2 The Tenant undertakes to obtain and pay for such maintenance, repair and replacement service and/or insurance contracts as may be available from firms approved by the Landlord (such approval not to be unreasonably withheld), with respect to the maintenance, repair and replacement of the Leased Assets, the whole without prejudice to the other obligations of the Tenant with respect to such equipment. The Tenant shall forward to the Landlord copies of such contracts and evidence of renewals thereof during the continuance of this Lease.

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8.3 The Tenant may make such alterations to the Leased Assets as it deems necessary or advisable so long as the fair market value of the Leased Assets so altered is not materially reduced as a result of such alterations.
9. INSPECTION
9.1 The Landlord and its agents shall have the right, at all reasonable times, and upon reasonable prior written notice, except in the event of an emergency, during the term of this Lease to examine the condition of any of the Leased Assets and to ascertain whether the Tenant is performing its obligations, and the Tenant shall make any repairs, if the Tenant is responsible for same hereunder, which the Landlord deems necessary, acting reasonably, as a result of such examination. If the Tenant fails to make any such repairs within thirty (30) days after notice from the Landlord requesting the Tenant to do so, provided that such repairs may reasonably be made within the said period, the Landlord may without prejudice to any other rights or remedies it may have, make such repairs and charge the cost to the Tenant. Nothing in this Clause 9 shall be construed to obligate or require the Landlord to make any repairs. The Landlord shall have the right at any time to make any repairs deemed by the Landlord, acting reasonably, to be urgently required without notice to the Tenant and charge the cost thereof to the Tenant. Any costs chargeable to the Tenant hereunder shall be payable forthwith on demand as additional rent and shall bear interest at the prime rate of the Royal Bank of Canada plus FIVE percent (5%) per annum, compounded monthly from the date on which same were incurred until payment.
10. RULES AND REGULATIONS
10.1 The Tenant shall, at its own expense, promptly comply with the requirements of every applicable statute, law, by-law and ordinance and with every applicable lawful regulation or order with respect to the use of any of the Leased Assets by the Tenant. The Tenant shall comply with any applicable regulation, recommendation or order of the Canadian Fire Underwriters’ Association, or any body having similar functions or of any liability or fire insurance company by which the Landlord and/or the Tenant may be insured.
10.2 The Tenant shall, from time to time at the request of the Landlord produce satisfactory evidence of all payments required to be made by the Tenant under this Lease.
11. INDEMNIFICATION
11.1 Notwithstanding any provision of law to the contrary and except as limited hereunder, the Landlord shall not be liable nor responsible for any injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent or customer of the Tenant or any person for whom the Tenant is responsible at law or any person the Tenant allows or tolerates to use any of the Leased Assets.
11.2 There shall be no counter-claim, abatement from, reduction of or set off against the rent due hereunder for any reason whatsoever. The Tenant shall not be entitled to damages, costs, losses, or disbursements from the Landlord on account of fire, lightning, tempest or any similar peril.
11.3 The Tenant will indemnify the Landlord, its directors, officers, employees and agents and save them harmless from all loss, claims, actions, damages, liability and expenses in connection with damage to property or any other loss arising from this Lease, or any occurrence with respect to any of the Leased Assets.
12. FAILURE OF THE TENANT TO PERFORM
12.1 The Landlord and the Tenant agree that time is of the essence. In addition to any other circumstances where the Tenant is in default by operation of law, the mere fact that the Tenant shall not have fulfilled any obligation incumbent upon it under the terms hereof within the delay provided shall constitute the Tenant in default in accordance with the provisions of Articles 1594 and following of the Civil Code of Quebec or of any similar legislation. The failure of the Landlord to insist upon a strict performance of any of the agreements, terms, covenants and conditions of this Lease shall not be deemed a waiver of any rights of the Landlord.

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12.2 Throughout the term of this Lease, it is the Tenant’s sole responsibility to ensure that the rentals be received by the Landlord not later than the date provided for herein and if such payment is not received by the Landlord on or before such date it will be considered a late payment.
12.3 Without prejudice to all of the rights and recourses available to the Landlord, each of the following shall be considered an event of default under the terms of this Lease;
12.3.1	default in the payment of rent or additional rent or any other sum due under this Lease, as and when the same becomes due unless such default is cured within TEN (10) days of written notice to the Tenant. Upon the occurrence of THREE (3) or more instances of late payments by the Tenant, no further notice will be required in order for such default to be considered an event of default hereunder;

12.3.2	the Tenant becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or files or makes or causes to be filed or made, as the case may be, any notice of intention to file a proposal, an assignment, a plan or arrangement with, to or in respect of, its creditors, or a receiver or a receiver manager or an interim receiver or a coordinator is appointed for all or a part of the property of the Tenant, or the Tenant or any coordinator, monitor, receiver manager, interim receiver or trustee in bankruptcy of or in respect of a Tenant, disaffirms, disclaims, repudiates, terminates or in any way modifies or attempts to disaffirm, disclaim, repudiate, terminate or modify this Lease or any of the terms or conditions hereof (including, without limitation, payment of rent), or steps are taken or proceedings are instituted for the dissolution, winding up or other termination of the Tenant’s existence or the liquidation of its assets;

12.3.3	in the event that the Tenant shall be in default in observing any of its covenants contained in this Lease and/or performing any of its obligations contained in this Lease (other than a default in the payment of rent) and such default shall continue for TEN (10) days after written notice specifying such default shall have been given to the Tenant by the Landlord and Tenant shall have commenced all steps reasonably necessary to rectify said defaults and shall diligently pursue same, unless such default is incapable of being remedied with due diligence within such period of TEN (10) days, in which case the Tenant shall be entitled to such reasonable extension of time to enable such default to be remedied, the length of which shall be at the Landlord’s discretion, acting reasonably, or within the limits of feasibility; or

12.3.4	any preliminary measure is taken or instituted for the exercise of secured or hypothecary rights against or in respect of this Lease, the Tenant or any of the Tenant’s assets or property, including, without limitation, any preliminary measure taken or instituted by way of the sending of a notice of intention to enforce security pursuant to the Bankruptcy and Insolvency Act (Canada) or the filing and/or registration of a notice of intention to exercise a hypothecary right pursuant to the Civil Code of Quebec or any other legislation of similar effect.
12.4 An event of default shall also occur, should the Tenant fail to pay any taxes, insurance premiums, charges or debts, which it owes and has herein covenanted to pay. In such event, the Landlord may pay the same and shall be entitled to charge the sums so paid to the Tenant who shall pay them forthwith on demand, as additional rent and the Landlord, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums as it might have taken for the recovery of rent in arrears under the terms of this Lease.
12.5 Notwithstanding any provision of law to the contrary, including, without restriction, Article 1595 of the Civil Code of Québec, or any other legislation of similar effect, upon the occurrence of any event of default, the full amount of the current month’s rent and the rent for the next six (6) months shall immediately become due and payable as accelerated rent and, at the option of the Landlord, this Lease shall be ipso facto terminated without judicial proceedings and the Landlord, to the extent permitted by law, may immediately repossess the Leased Assets and remove all of them from the Property, sell or dispose of them as the Landlord considers

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appropriate, or store them in a public warehouse or elsewhere at the cost of the Tenant, may where applicable draw upon the letter of credit or any replacement or renewal thereof, or appropriate the security deposit as provided in this Lease, all without service of notice, without legal proceedings and without liability for loss or damage and wholly without prejudice to the rights of the Landlord to recover arrears of rent or damages for any antecedent default by the Tenant of its obligations or agreements under this Lease or of any term or condition of this Lease, and wholly without prejudice to the rights of the Landlord to recover from the Tenant any and all damages sustained by the Landlord, including but not limiting to, loss of rent suffered by reason of this Lease having been prematurely terminated.
12.6 All arrears of rent and additional rent and any amount paid by the Landlord on behalf of the Tenant shall bear interest at the prime rate of the Royal Bank of Canada plus FIVE percent (5%) per annum payable and compounded monthly until paid in full by the Tenant to the Landlord. Should the monthly rentals be received late, a cumulative total of three (3) times, throughout the term of this Lease, then in addition to all the other recourses resulting from such default, the Tenant will be subject to an additional pre-determined service charge of one hundred dollars ($100.00) per occurrence of late payment for the mere delay in the performance of its obligations.
13. SUBLEASE OR ASSIGNMENT
13.1 The Tenant shall not sublet the Leased Assets or assign its rights in the present Lease without the consent of the Landlord which consent shall not be unreasonably withheld. The Tenant must submit to the Landlord a copy of the accepted offer to sublet or assign, and the Landlord shall have fifteen (15) days from receipt thereof to accept the subtenant or assignee or not to accept the said subtenant or assignee.
13.2 Subject to all conditions of this Clause 13 of the Lease, the Tenant shall be entitled to assign this Lease or sublet the Leased Assets in whole with the prior written consent of the Landlord which consent shall not be unreasonably withheld, to any Related Entity. “Related Entity” means an affiliate or subsidiary of the Tenant (as those terms are defined in the Canada Business Corporations Act), or a Successor. “Successor” means a purchaser of all or substantially all or a material part of the Tenant’s business and any successor, in like fashion, to such Successor.
13.3 Notwithstanding such subletting and assignment and Article 1873 of the Civil Code of Quebec or any legislation of similar effect, the Tenant shall remain solidarily liable with such subtenant or assignee for the performance of all the terms and conditions of the present Lease during the term and any renewal or extension thereof without the benefit of division or discussion.
13.4 If there is at any time more than one Tenant or more than one person constituting the Tenant; their covenants shall be solidary between them and shall apply to each and everyone of them, without the benefit of division, discussion, subrogation, and the provisions of Article 1531 of the Civil Code of Quebec or any similar legislation.
14. LANDLORD’S ASSIGNMENT
14.1 The Landlord may assign its rights under this Lease to a lending institution as collateral security and in the event that such an assignment is given and executed by the Landlord and notification thereof is given to the Tenant by or on behalf of the Landlord, it is expressly agreed between the Landlord and the Tenant that this Lease shall not be canceled or modified for any reason whatsoever without the consent in writing of such lending institution.
14.2 This Lease and all rights of the Tenant hereunder shall be subject and subordinate at all times to any and all mortgages, hypothecs or trust deeds of hypothec, mortgage and pledge affecting the Leased Assets which have been executed or which may at any time hereafter be executed and any and all extensions and renewals thereof and substitutions therefor. The Tenant agrees to execute any instrument which the Landlord may deem necessary or desirable to evidence the subordination of this Lease to any or all such underlying leases, mortgages, hypothecs or trust deeds of hypothec, mortgage and pledge. However, the Tenant will be

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required to subordinate the Lease only if such mortgagee or hypothecary creditor agrees to enter into a non-disturbance agreement in a form acceptable to the Tenant acting reasonably, whereby the mortgagee or hypothecary creditor accepts the attornment to the mortgagee or hypothecary creditor by the Tenant and permits the Tenant to remain in possession of the Leased Assets, as long as the Tenant is not in default hereunder.
14.3 The Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the Landlord or of the landlord under any underlying lease or of the holder of any such mortgage, hypothec or trust deed of hypothec, mortgage and pledge, any instrument which may be necessary or appropriate to evidence such attornment.
14.4 The Tenant will upon request of the Landlord furnish to each creditor under a mortgage, hypothec or trust deed of hypothec, mortgage and pledge a written statement that this Lease is in full force and effect and that the Landlord has complied with all its obligations under this Lease and any other reasonable written statement, document or estoppel certificate requested by any such creditor and/or acquirer.
15. DESTRUCTION OF LEASED ASSETS
15.1 Provided, and it is hereby expressly agreed that if and whenever during the term hereby leased, or any renewal thereof, the Leased Assets shall be destroyed or damaged by fire, lightning or tempest, or any of the other perils required to be insured against under the provisions of this Lease, then and in every such event:
15.1.1	If the damage or destruction is such that the Leased Assets are rendered wholly or partially unfit for use or it is impossible or unsafe to use them and if in either event the damage in the opinion of the Landlord, notice of which is to be given to the Tenant within fifteen (15) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within sixty (60) days from the happening of such damage or destruction, then either the Landlord or the Tenant may within five (5) days next succeeding the giving of the aforementioned notice by the Landlord, terminate this Lease by giving to the other notice in writing of such termination, in which event this Lease and the term hereby leased shall cease and be at an end as of the date of such destruction or damage and the rent and all other payments for which the Tenant is liable under the terms of this Lease shall be apportioned and paid in full to the date of such destruction or damage; in the event that neither the Landlord nor the Tenant so terminate this Lease, the Landlord shall repair the Leased Assets with all reasonable speed and the rent hereby reserved shall abate from the date of the happening of the damage until the damage shall be made good to the extent of enabling the Tenant to use the Leased Assets.

15.1.2	If the damage be such that the Leased Assets are wholly unfit for use, or if it is impossible or unsafe to use them, but, if in either event, the damage, in the opinion of the Landlord, can be repaired with reasonable diligence within sixty (60) days of the happening of such damage, the Landlord is to give notice of its decision to repair to the Tenant within fifteen (15) days from the happening of such damage and the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Tenant to use the Leased Assets and the Landlord shall repair the damage with all reasonable speed.

15.1.3	If, in the opinion of the Landlord, the damage can be made good, as aforesaid, within sixty (60) days of the happening of such destruction or damage and the damage is such that the Leased Assets are capable of being partially used for the purposes for which they are hereby leased, then until such damage has been repaired the rent shall abate in the proportion that the Leased Assets are rendered unfit for use bears to the whole of the Leased Assets and the Landlord shall repair the damage with all reasonable speed.

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15.2 Should any mortgage creditor who may have an interest in any insurance proceeds refuse to permit the use of such proceeds for the repair, replacement, rebuilding and/or restoration as hereinabove provided and for the payment of amounts expended for such purposes, then the Landlord’s obligation to repair or rebuild as provided for hereinabove shall cease and shall be null and void and the Lease shall be canceled effective as of the date of the damage, unless the Landlord, at the Landlord’s sole option, chooses to repair and rebuild in which latter event, rent shall abate from the date of the happening of such damage, until the damage shall be made good to the extent of enabling the Tenant to use the Leased Assets.
16. RELOCATION
16.1 The Landlord will not relocate the Leased Assets.
17. EXPIRATION OF LEASE
17.1 The Tenant shall at the expiration or sooner termination of the term of this Lease peaceably surrender and yield the Leased Assets to the Landlord with all work, improvements and alterations which at any time during the term were made, in good repair and condition, without compensation.
17.2 The rights and obligations of the Landlord and the Tenant in respect of obligations which arose or existed prior to or at the expiry of the term or other termination of this Lease shall survive such expiry or other termination. In particular and without limitation, the expiry or other termination of this Lease shall not prejudice in any manner the Landlord’s rights in respect of arrears of rent, the right of each party to recover damages in respect of a default by the other occurring prior to or at the expiry or other termination of the term of this Lease or the right to indemnification of the Landlord or of the Tenant, their directors, officers and employees (while in the ordinary course of their employment) and agents of the Landlord or of the Tenant, in respect of occurrences prior to or at the expiry or other termination of the term of this Lease.
18. NOTICES
18.1 Any notice given by the Landlord to the Tenant shall be deemed to be duly given when served upon the Tenant personally, or when mailed or transmitted by confirmed facsimile transmission to the Tenant at its head office. The Tenant elects domicile at its head office for the purpose of service for all notices, writ of summons or other legal documents in any suit at law, action or proceeding which the Landlord may take under this Lease.
18.2 Any notice or demand given by the Tenant to the Landlord shall be deemed to be duly given when served upon the Landlord personally or when mailed or transmitted by confirmed facsimile transmission to the Landlord at the address designated by the Landlord for purposes of payment of the rent hereunder.
19. SEVERABILITY
19.1 If a part of this Lease or the application of it to a person or such circumstances is to any extent held or rendered invalid, unenforceable or illegal, such part: (i) is independent of the remainder of this Lease and is severable from it, and its invalidity, unenforceability or illegality does not affect, impair or invalidate the remainder of this Lease; and, (ii) continues to be applicable to and enforceable to the fullest extent permitted by law against any person and circumstance except those as to which it has been held or rendered invalid, unenforceable or illegal.
19.2 The descriptive headings of this Lease are inserted for convenience of reference only and do not constitute a part of this Lease.
19.3 Words importing the singular number only shall include the plural and vice-versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include corporations and unless the contrary intention appears the word “Tenant” wherever it appears in this Lease shall mean “Tenant, its executors, administrators, successors, assignees, officers, employees, agents, mandataries, contractors, any person for whom the Tenant is responsible at law and any person the Tenant allows or tolerates to use the Leased Assets”, and

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if there is more than one Tenant or the Tenant is a female person or a corporation, this Lease shall be read with all grammatical changes appropriate by reason thereof; and all covenants, liability and obligations shall be solidary.
19.4 This Lease will be construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.
20. OPTION TO PURCHASE
20.1 The Landlord grants to the Tenant, hereby accepting, an option to purchase all or any portion of the Leased Assets for an amount equal to the greater of (a) one dollar ($1.00) or (b) one hundred and three percent (103%) of the net book value amount of all or such portion of the Leased Assets as to which the Tenant is exercising this option to purchase, as the case may be, such net book value amount determined as of the exercise of this option to purchase by the Tenant; provided that, if the Tenant subsequently disposes of any or all of the Leased Assets (the “Disposed Leased Assets”) within 180 days of exercise of such option, the Tenant shall pay to the Landlord as additional option price an amount equal to 10% of the excess of (x) the amount of proceeds the Tenant received upon such disposition in respect of such Disposed Leased Assets, over (y) the original option price amount the Tenant paid upon exercise of this option in respect of such Disposed Leased Assets, plus applicable taxes. This option to purchase shall be exercisable by the Tenant at anytime during the term of this Lease but not earlier than six (6) months from the beginning of the term. Should the Tenant exercise the present option to purchase, the Landlord shall use commercially reasonable efforts to effect that transfer no later than thirty (30) days following the Tenant’s written request to that effect to the Landlord, and upon such transfer, this Lease shall terminate in respect of all or such portion of the Leased Assets as to which the Tenant is exercising the option to purchase.
21. ADDITIONAL CONDITIONS
21.1 The Landlord and the Tenant further acknowledge and covenant that the provisions of this Lease, including, without restriction, all schedules attached hereto and forming part hereof, have been freely and fully discussed and negotiated and that the execution of the present Lease constitutes and is deemed to constitute full and final proof of the foregoing. The Landlord and the Tenant acknowledge and covenant to have read, examined, understood and approved all the provisions of this Lease, including, without restriction, all schedules attached hereto and forming part hereof.
21.2 The Tenant acknowledges having obtained all information useful or necessary to take an enlightened decision to execute the present Lease.
21.3 The parties hereto have expressly required that the present Lease as well as all notices, legal proceedings or other documents made pursuant hereto be drafted in English. Les parties expressément demandent que le présent bail, ainsi que tout avis, procédure judiciaire ou autre document fait à la suite des présentes, soient rédigés en anglais.
IN WITNESS WHEREOF, the parties hereto have signed the foregoing Deed of Lease on the day and year hereinbefore set forth.

HARRIS CANADA, INC.
(Landlord)

Witness	Per:

Witness

Initials
Landlord	Tenant

HARRIS STRATEX NETWORKS CANADA ULC
(Tenant)

Witness	Per:

Witness

Initials
Landlord	Tenant